UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

    CLARCOR Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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To:	CLC Directors, Officers and Shareholding Employees

Date:	February 2, 2017

Re:	Shareholding and Equity Award Payments

This memo addresses how employees and directors will be paid for their shares, RSUs and stock options if the Parker transaction closes as expected. At the end of the memo, we provide a summary chart for quick reference. Please note that all timelines referenced below are estimates only, based on the best information we have.

The payment process for actual shares is different from the payment process for RSUs and stock options. We address each of these concepts separately below. As a general statement, however, if you hold actual shares, these will be redeemed in a transaction involving Wells Fargo, the company that Parker has appointed as its “payment agent” for the transaction. If you have RSUs or stock options, these will be paid out directly by Clarcor itself. As part of the closing, Parker will deposit money with both Wells Fargo and with Clarcor to enable these payments to be made.

1.	Actual Shares

How you will be paid for your actual shares of Clarcor depends on how and where you hold them. There are four possibilities, each of which we discuss below:

•	“Certificated shares”; i.e., actual stock certificates.

•	Shares held in electronic form (known as “book entry”) with Clarcor’s official transfer agent, Computershare, in a common share account.

•	Shares held in electronic/book entry form at Computershare that were purchased through the Clarcor Employee Stock Purchase Plan (ESPP).

•	Shares held in electronic/book entry form with a broker such as Merrill Lynch.

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As indicated below, the only scenario where you will have to do anything to receive your money is if you have (or have lost) certificated shares.

Certificated Shares

If you hold certificated shares, shortly after the closing you will receive a packet by regular mail from Wells Fargo enclosing certain transfer documentation and instructions. You will then send your share certificates and the executed transfer documentation back to Wells Fargo for processing. After they receive and process your paperwork, Wells Fargo will mail you a check for $83.00 per share. Although you will likely owe taxes on this money, Wells Fargo will not withhold any amounts from the check. Assuming all your paperwork is in order, you should receive your check within one or two weeks after it is received.

If you lost your share certificate(s), the process is a little more complicated and it will take a little longer to get paid. You will notify Wells Fargo of the loss by checking a box on one of the papers they send to you. Wells Fargo will then send you more paperwork in respect of the lost certificate(s), which you will need to execute.

If the value of the lost certificate(s) is less than $3,000 in total, the lost certificate(s) will be cancelled and you will receive your money by check. If the value of the lost certificate(s) is more than $3,000 in total, the lost certificate(s) will be cancelled and you will receive your money by check, but you will be charged a fee equal to 3% of the value of your shares. This is a fee assessed by Wells Fargo, not Clarcor, and it is standard. If you know that you’ve lost your certificate(s), please contact [name] by email at [email] as soon as possible so that we can help try to fix the problem before the closing and hopefully allow you to avoid the fee.

Book Entry Shares held at Computershare – Common Account

If you hold electronic (book entry) shares at Computershare in a common account, you will not have to do anything; Wells Fargo will simply cross-reference your ownership against files they will receive from Computershare prior to the closing, and, approximately one week after the closing, Wells Fargo will send you a check for $83.00 per share. Although you will likely owe taxes on this money, Wells Fargo will not withhold any amounts from the check.

Please visit Computershare online at www.computershare.com (you will need to register or login) or call Computershare Shareholder Services at (800) 622-6757 to make sure your address is correct prior to the Closing. You may have to wade through phone menus, etc., but it will be worth it to avoid having your check sent to an incorrect address.

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ESPP Shares

If you hold electronic (book entry) shares at Computershare that were purchased through the ESPP, you will not have to do anything to receive your payment, but the payment for these shares will come from Computershare and may take a little longer to arrive. Upon the closing, Wells Fargo will send a lump sum to Computershare for all of the shares that are held in the ESPP account. Computershare will then send each ESPP participant a check for $83.00 per share. Although you will likely owe taxes on this money, Computershare will not withhold any amounts from the check.

As indicated above, your payment for ESPP shares will likely take longer to arrive than your check for common shares – approximately two weeks. This is because Wells Fargo has to first pay Computershare before Computershare can pay you.

If you participate in the ESPP, please note that the last day you will be able to do anything with your ESPP shares is Friday, February 17. After that date, the shares will be frozen, to help ensure that all payouts occur accurately and without delay.

Please visit Computershare online at www.computershare.com (you will need to register or login) or call Computershare Shareholder Services at (800) 622-6757 to make sure your address is correct prior to the Closing. You may have to wade through phone menus, etc., but it will be worth it to avoid having your check sent to an incorrect address.

Book Entry Shares held at a Broker

If you hold electronic (book entry) shares with a broker such as Merrill Lynch, these will be exchanged “behind the scenes” through a clearinghouse process, and you won’t have to do anything. The funds ($83.00 per share) will be deposited in your brokerage account within a few business days after closing. (You will not receive a check.) Again, you will likely owe taxes on these funds, but there will be no withholdings on the funds you receive.

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2.	RSUs and Stock Options

Unlike the payment for shares, the payment for RSUs and stock options will be made by Clarcor directly. This will be done through a separate payroll run approximately a week after closing.

RSUs

There are three types of RSUs currently outstanding:

•	Regular RSUs (both unvested and vested but deferred) that were granted prior to December 2016;

•	Long Term Incentive (LTI) awards which were given to certain management-level employees in January 2015; and

•	Regular RSUs that were granted in December 2016.

Pre-December 2016 RSUs

All RSUs granted prior to December 2016, whether or not they were deferred, will be cancelled and cashed out at $83.00 per RSU. The payment will be made through payroll, and all tax withholdings will be made.

LTI Awards

All LTI awards will be deemed earned at 100% of target and will be cancelled and cashed out at $84.78 per award unit (which includes both the $83.00 purchase price and $1.78 in accrued but unpaid dividends). The payment will be made through payroll, and all tax withholdings will be made.

December 2016 RSUs

All RSUs granted in December 2016 will be deemed earned at a rate of 7/12 of the total amount granted. These earned RSUs will be cancelled and cashed out at $83.00 per RSU and the unearned balance (5/12) will be forfeited. The payment will be made through payroll, and all tax withholdings will be made.

Example: If you were granted 120 RSUs in December 2016, 7/12 of these, or 70 RSUs, will be deemed earned and the rest will be forfeited, and you will receive a payment of $5,810 (70 x $83.00), less applicable withholdings.

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Stock Options

All unvested stock options will accelerate and will vest as of the closing. All stock options will then be cancelled and you will receive the difference between the exercise price of each stock option and $83.00. The payment will be made through payroll, and all tax withholdings will be made.

Example: You currently have 100 unvested stock options with an exercise price of $50 per share, and you have 100 vested stock options with an exercise price of $40 per share. The unvested options will accelerate and become vested at closing, all 200 vested options will be cancelled and you will receive a total of $7,600, less applicable withholdings [(($83 - $50) x 100) + (($83 - $40) x 100)]

Please note that all stock option transactions will be frozen on Friday, February 10, 2017. This is to ensure that we can make accurate calculations of payments and withholdings and prepare for the special payroll run.

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Quick Reference Summary Chart

Actual Shares

Certificated Shares

•    Wells Fargo will send packet of transfer documents and instructions.

•    Execute transfer documents and mail back to Wells Fargo along with certificates.

•    If certificates are lost, complete appropriate paperwork. If the lost certificates have a value of more than $3,000, you will be charged a 3% fee. Contact [name] at [email] immediately if you know you’ve lost your stock certificates. We may be able to get them replaced with electronic book entry shares before the closing.

•    After all paperwork is in, Wells Fargo will send a check for $83.00 per share. No withholdings will be made.

Common Shares at Computershare	• No need to do anything. • Within two weeks of closing, Wells Fargo will send a check for $83.00 per share. No withholdings will be made.

ESPP Shares at Computershare

•    No need to do anything.

•    Within two weeks of closing, Wells Fargo will send money to Computershare for all ESPP shares. Computershare will then send you a check for $83.00 for each ESPP share in your account. No withholdings will be made.

•    The last day for transacting ESPP shares is Friday, February 17, 2017. After this date, ESPP shares will be frozen to allow for accurate payment calculations.

Book Entry Shares at Broker

•    No need to do anything.

•    Within three business days of closing, Wells Fargo will send funds of $83.00 per share to your broker, and these will be in your brokerage account. No withholdings will be made.

RSUs

RSUs granted pre-December 2016 (unvested or vested but deferred)	• No need to do anything. • In a special payroll approximately a week after closing, Clarcor will pay you $83.00 for each RSU, less applicable withholdings.

LTI Awards

•    No need to do anything.

•    All LTI awards will vest at 100% upon closing.

•    In a special payroll approximately a week after closing, Clarcor will pay you $84.78 for each LTI award, less applicable withholdings.

RSUs granted December 2016

•    No need to do anything.

•    December 2016 RSU awards will vest at 7/12 upon closing. Remaining 5/12 will be forfeited.

•    In a special payroll approximately a week after closing, Clarcor will pay you $83.00 for each of the 7/12 vested RSUs, less applicable withholdings.

Stock Options

Vested Options

•    No need to do anything.

•    In a special payroll approximately a week after closing, Clarcor will pay you the difference between $83.00 and the exercise price of each vested stock option, less applicable withholdings.

•    The last day for transacting vested stock options is Friday, February 10, 2017. After this date, all stock options will be frozen to allow for accurate payment and withholding calculations.

Unvested Options	• No need to do anything.

• All unvested stock options will vest at 100% upon closing.

•    In a special payroll approximately a week after closing, Clarcor will pay you the difference between $83.00 and the exercise price of each previously unvested stock option, less applicable withholdings.

Additional Information and Where to Find It

In connection with the pending Parker-Hannifin transaction, a definitive proxy statement has been filed by the Company and mailed to the Company’s stockholders. THE COMPANY’S STOCKHOLDERS ARE ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY NOW AND WHEN FUTURE FILINGS BECOME AVAILABLE BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING PARKER-HANNIFIN TRANSACTION. Investors and security holders may obtain these documents free of charge at the SEC’s website, www.sec.gov, or from the Company’s website at www.clarcor.com under the heading “Investor Information” or by emailing the Company at investor@clarcor.com.

Participants in Solicitation

Parker-Hannifin, the Company and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the pending Parker-Hannifin transaction. Information concerning Parker-Hannifin’s directors and executive officers is set forth in the proxy statement, filed September 26, 2016, for Parker-Hannifin’s 2016 annual meeting of shareholders as filed with the SEC on Schedule 14A and in its most recent Annual Report on Form 10-K for the fiscal year ended June 30, 2016 as filed with the SEC on August 26, 2016. Information concerning the Company’s directors and executive officers is set forth in the proxy statement, filed February 19, 2016, for the Company’s 2016 annual meeting of stockholders as filed with the SEC on Schedule 14A and in its most recent Annual Report on Form 10-K for the fiscal year ended December 3, 2016 as filed with the SEC on January 27, 2017. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the pending Parker-Hannifin transaction are included in the definitive proxy statement.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this document other than statements of historical fact, are forward-looking statements. These statements may be identified from use of the words “may,” “should,” “could,” “potential,” “continue,” “plan,” “forecast,” “estimate,” “project,” “believe,” “intent,” “anticipate,” “expect,” “target,” “is likely,” “will,” or the negative of these terms, and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company believes that its expectations are based on reasonable assumptions. However, these forward- looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company’s actual results, performance or achievements, or industry results, to differ materially from the Company’s expectations of future results, performance or achievements expressed or implied by these forward-looking statements. In addition, there are various risks and uncertainties associated with the pending Parker- Hannifin transaction, including but not limited to, the occurrence of any event, change or other circumstances that could delay the closing of the pending Parker-Hannifin transaction; the possibility of non-consummation of the pending Parker-Hannifin transaction and termination of the merger agreement; the risk that the Company could be required to pay a termination fee of $113 million to Parker-Hannifin under certain circumstances pursuant to the terms of the merger agreement; the failure to obtain Company stockholder approval of the pending Parker-Hannifin transaction or to satisfy any of the other conditions to the merger agreement; the possibility that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval in connection with the pending Parker-Hannifin transaction; the risk that stockholder litigation in connection with the pending Parker- Hannifin transaction may affect the timing or occurrence of the pending Parker-Hannifin transaction or result in significant costs of defense, indemnification and liability; the significant transaction costs which have been and may continue to be incurred by the Company related to the pending Parker-Hannifin transaction; and other potential risks to the Company associated with any failure to close the Parker-Hannifin transaction, including the potential distraction of employee and management attention during the pendency of the merger, uncertainty about the effect of the pending Parker-Hannifin transaction on the Company’s relationships with employees, potential and existing customers and suppliers and other parties, and the impact that the failure of the pending Parker-Hannifin transaction to close could have on the trading price of shares of Company common stock and the Company’s operating results. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this document. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking or other statements included in this document, whether as a result of new information, future events, changed circumstances or any other reason.